File No. 333-226041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION ENERGY, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of registrant’s principal executive offices, including zip code)

Dominion Energy Salaried Savings Plan

Dominion Energy Hourly Savings Plan

SCANA Corporation 401(k) Retirement Savings Plan

(Full title of the plans)

CARTER M. REID, EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE & COMPLIANCE OFFICER AND CORPORATE SECRETARY

MORENIKE K. MILES, VICE PRESIDENT – GOVERNANCE & COMPLIANCE AND ASSISTANT CORPORATE SECRETARY

DOMINION ENERGY, INC.

120 TREDEGAR STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ADDITION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-226041), Dominion Energy, Inc. (the Company) registered 9,000,000 shares of its common stock, no par value, for issuance to participants in the Dominion Energy Salaried Savings Plan and the Dominion Energy Hourly Savings Plan. Effective January 1, 2019, the Registration Statement is being amended in order to add the SCANA Corporation 401(k) Retirement Savings Plan to the Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement is also amended to cover an indeterminate amount of interests to be offered or sold pursuant to the SCANA Corporation 401(k) Retirement Savings Plan. No additional shares of Company common stock are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 2, 2019.

DOMINION ENERGY, INC.

By:	/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on January 2, 2019.

Signature	Title

*	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Thomas F. Farrell, II

*	Director
William P. Barr

*	Director
Helen E. Dragas

*	Director
James O. Ellis, Jr.

*	Director
John W. Harris

*	Director
Ronald W. Jibson

*	Director
Mark J. Kington

*	Director
Joseph M. Rigby

*	Director
Pamela J. Royal

*	Director
Robert H. Spilman, Jr.

*	Director
Susan N. Story

*	Director
Michael E. Szymanczyk

/s/ James R. Chapman	Executive Vice President, Chief Financial Officer and Treasurer
James R. Chapman	(Principal Financial Officer)

*	Vice President, Controller and Chief Accounting Officer
Michele L. Cardiff	(Principal Accounting Officer)

*By:	/s/ Carter M. Reid
Carter M. Reid, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Chair of the Administrative Benefits Committee for the Dominion Energy Salaried Savings Plan, the Dominion Energy Hourly Savings Plan and the SCANA Corporation 401(k) Retirement Savings Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 2, 2019.

Dominion Energy Salaried Savings Plan
Dominion Energy Hourly Savings Plan
SCANA Corporation 401(k)
Retirement Savings Plan

By:	/s/ Carter M. Reid
Carter M. Reid
Chair, Administrative Benefits Committee